As filed with the Securities and Exchange Commission on June 17, 2005
                                            Registration No.
===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                      NATIONWIDE HEALTH PROPERTIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                              -------------------

              Maryland                                95-3997619
   (State or Other Jurisdiction of                 (I.R.S. Employer
   Incorporation or Organization)                 Identification No.)

                     610 Newport Center Drive, Suite 1150
                     Newport Beach, California 92660-6429
         (Address, Including Zip Code, of Principal Executive Offices)

                              -------------------

                      Nationwide Health Properties, Inc.
                        2005 Performance Incentive Plan
                            (Full Title of the Plan)

                              -------------------

                              Douglas M. Pasquale
                     President and Chief Executive Officer
                      Nationwide Health Properties, Inc.
                     610 Newport Center Drive, Suite 1150
                     Newport Beach, California 92660-6429
                                (949) 718-4400
            (Name, Address and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPY TO:

                             Gary J. Singer, Esq.
                             O'Melveny & Myers LLP
                     610 Newport Center Drive, Suite 1700
                        Newport Beach, California 92660

                              -------------------

                        CALCULATION OF REGISTRATION FEE
  -----------------------------------------------------------------------------
                                   Proposed    Proposed
  Title Of                         Maximum     Maximum
  Securities         Amount        Offering    Aggregate       Amount Of
  To Be              To Be         Price       Offering        Registration
  Registered         Registered    Per Unit    Price           Fee
  -----------------------------------------------------------------------------
  Common Stock,
  $0.10 par value    3,000,000(1)  $22.80(2)   $68,400,000(2)  $8,050.68(2)
  per share            shares
  -----------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Nationwide Health Properties, Inc., a Maryland corporation (the "Company" or the "Registrant"), common stock, par value $0.10 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 10, 2005, as quoted on the New York Stock Exchange.

     The Exhibit Index for this Registration Statement is at page 8.
     =======================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2004, filed with the Commission on February 24, 2005 (Commission File No. 001-09028);

      (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2005, filed with the Commission on May 4, 2005 (Commission File No. 001-09028);

      (c) The Company's Current Reports on Form 8-K, filed with the Commission on May 18, 2005, May 4, 2005 (only with respect to Item
           8.01 included therein), April 7, 2005 and February 3, 2005 (each, Commission File No. 001-09028); and

      (d) The description of the Company's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on November 15, 1985 (Commission File No. 001-09028), including the amendments dated December 3, 1985 and December 5, 1985, and any other amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.    DESCRIPTION OF SECURITIES

      Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's amended and restated articles of incorporation, as amended, and bylaws, as amended, provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

      Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or upon an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

      The Registrant has entered into indemnity agreements with the officers and directors of the Registrant that provide that the Registrant will pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the Registrant.

      Since November 1986, the Registrant has had in force directors' and officers' liability and Registrant reimbursement insurance covering liability for any actual or alleged error, misstatement, misleading statement, act or omission, and neglect or breach of duty claimed against them solely by reason of their being directors or officers of the Registrant.


Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

Item 8.    EXHIBITS

      See the attached Exhibit Index at page 8, which is incorporated herein by reference.

Item 9.    UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 16, 2005.


                               NATIONWIDE HEALTH PROPERTIES, INC.


                               By: /s/ Douglas M. Pasquale
                                   --------------------------------------------
                                   Douglas M. Pasquale
                                   President and Chief Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Douglas M. Pasquale and Abdo H. Khoury, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                 Title                        Date
       ---------                 -----                        -----

/s/ Douglas M. Pasquale  President, Chief Executive       June 16, 2005
----------------------   Officer and Director             --------------
Douglas M. Pasquale      (Principal Executive Officer)


/s/ Abdo H. Khoury
----------------------   Senior Vice President and        June 16, 2005
Abdo H. Khoury           Acting Chief Financial Officer   --------------
                        (Principal Financial Officer)


/s/ David E. Snyder
----------------------   Controller (Principal            June 16, 2005
David E. Snyder          Accounting Officer)              --------------

       Signature                 Title                        Date
       ---------                 -----                        -----


/s/ Charles D. Miller          Chairman                   June 15, 2005
----------------------                                    --------------
Charles D. Miller


/s/ R. Bruce Andrews           Director                   June 13, 2005
----------------------                                    --------------
R. Bruce Andrews


/s/ David R. Banks             Director                   June 13, 2005
----------------------                                    --------------
David R. Banks


/s/ William K. Doyle           Director                   June 16, 2005
----------------------                                    --------------
William K. Doyle


/s/ Robert D. Paulson          Director                   June 17, 2005
----------------------                                    --------------
Robert D. Paulson


/s/ Keith P. Russell           Director                   June 13, 2005
----------------------                                    --------------
Keith P. Russell


/s/ Jack D. Samuelson          Director                   June 14, 2005
----------------------                                    --------------
Jack D. Samuelson

                                 EXHIBIT INDEX


Exhibit
Number           Description of Exhibit
-------          ----------------------

4. Nationwide Health Properties, Inc. 2005 Performance Incentive Plan. (Filed as Appendix B to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on March 24, 2005 (Commission File No. 001-09028) and incorporated herein by this reference.)

5.         Opinion of Company Counsel (opinion re legality).

23.1 Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2       Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").